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                                  EXHIBIT 2.2


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                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of October 15, 1997, among ARBOR PROPERTY TRUST, a Delaware business trust (the 'Company'), VORNADO REALTY TRUST, a Maryland real estate investment trust ('Parent'), and TREES ACQUISITION SUBSIDIARY, INC., a Delaware corporation ('Merger Sub').

                                    RECITALS

     WHEREAS, the Company, the Parent and the Merger Sub have heretofore entered into that certain Agreement and Plan of Merger, dated as of August 22, 1997 (the 'Merger Agreement');

     WHEREAS, Section 8.4(b) of the Merger Agreement provides that Parent may terminate the Merger Agreement on October 16, 1997 if prior to such date Parent shall not have received, inter alia, an estoppel certificate from certain tenants of the Real Property (as defined in the Merger Agreement);

     WHEREAS, Parent has not received an estoppel certificate from the tenants occupying the Macys store or the Sterns store at the Real Property;

     WHEREAS, the parties hereto wish to amend the Merger Agreement to provide that the receipt by Parent of such estoppel certificates shall be a condition to the obligations of Parent and Merger Sub to effect the Merger (as defined in the Merger Agreement);

     NOW THEREFORE, in consideration of the premises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

     2. Section 7.2 of the Merger Agreement is hereby amended by adding the following subsection (l):

          '(l) Tenant Estoppels. Parent shall have received from the tenants at the Real Property of the stores known as the Macys store and the Sterns store an estoppel certificate in the form customarily given by such tenant (which form shall contain all information required to be given pursuant to the applicable lease) or in such other form reasonably satisfactory to Parent.'

     3. Except as specifically amended hereby, all of the terms of the Merger Agreement remain in full force and effect and are hereby ratified and confirmed.


     4. This Amendment may be executed in one or more counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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     IN WITNESS WHEREOF, this amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                                          ARBOR REALTY TRUST

                                          By: /s/ Myles H. Tanenbaum
                                              ----------------------------------
                                              Name:  Myles H. Tanenbaum
                                              Title: President


                                          VORNADO REALTY TRUST

                                          By: /s/ Joseph Macnow
                                              ----------------------------------
                                              Name:  Joseph Macnow
                                              Title: Vice President


                                          TREES ACQUISITION SUBSIDIARY, INC.

                                          By: /s/ Joseph Macnow
                                              ----------------------------------
                                              Name:  Joseph Macnow
                                              Title: Vice President